SETTLEMENT AGREEMENT AND RELEASE

      This Settlement Agreement and Release (this "Agreement") is entered into this 20th day of March, 2004, by and between Reality Wireless Networks, Inc., a Nevada corporation ("RWNT"), and Merrill Communication, LLC, a California limited liability company ("Merrill"). RWNT and Merrill shall be referred to collectively herein as the "Parties."

                                   WITNESSETH:

      WHEREAS, Merrill alleges that it is currently owed approximately $14,079.00 by RWNT (the "Outstanding Debt") in connection with services rendered by Merrill to Dicom Imaging Systems, Inc., the predecessor to RWNT (the "Services").

      WHEREAS, Merrill, in connection with its allegation that it is owed the Outstanding Debt by RWNT for the Services, filed a complaint in the Superior Court of California, County of Santa Barbara, against RWNT, on or around October 24, 2003, case number: 103 CV007768, alleging breach of contract and unjust enrichment and seeking damages of $9,170.47, 18% interest from the date of June 28, 2001 and attorney's fees of $660.00 (the "Suit").

      WHEREAS, RWNT and Merrill desire to amicably settle, compromise and resolve any and all controversies and claims between themselves, including, but not limited to, all controversies and claims between themselves with respect to the Outstanding Debt, the Services and the Suit, to avoid the burden and expense of arbitration and/or litigation.

      WHEREAS, in connection with the resolution of such matters, Merrill shall provide RWNT with (i) a full release and settlement, and (ii) a Stipulation for Entry of Judgment Upon Default, a copy of which is attached hereto as Exhibit A (the "Stipulation"), in exchange for the Cash (defined in Section 1 below) in accordance with the terms hereinafter set forth.

      NOW, THEREFORE, it is the desire of the Parties to state in writing the details of their agreements. For money paid and received and other valuable consideration between the Parties, it is mutually agreed as follows:

      1. Settlement of Claims against and Release of RWNT. In exchange for the payment by RWNT to Merrill of $6,0001 (the "Cash"), Merrill, on behalf of itself, its employees, affiliates and assigns, hereby fully, forever, irrevocably and unconditionally releases, remises and discharges RWNT and each of its former, current and future officers, directors, stockholders, attorneys, agents, spouses, administrators, employees and all persons acting by, through, under, or in concert with them from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses
(including attorneys' fees and costs), of every kind and nature, known or unknown, which Merrill ever had or

      (1) The Cash shall be paid as follows: One Thousand Dollars ($1,000) shall be paid to Merrill on or before the 25th day of each month for six (6) months following the execution of this Agreement, with the first payment being made on March 25, 2004, and the final payment being made on August 25, 2004.

now has against RWNT, including, but not limited to, all claims arising out of the Outstanding Debt, the Services and the Suit, all common law claims including, but not limited to, actions in tort, defamation, breach of contract, and any claims under federal, state or local statutes or ordinances not expressly referred to above.

      2. Representations and Warranties of the Parties.

            2.1 Authority. Each of the Parties has full power and authority to enter into this Agreement. All action on the part of each of the Parties necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of each of the Parties hereunder has been taken, and each of the Parties has all requisite power and authority to enter into this Agreement.

            2.2 Consents and Approvals; No Conflict. The execution and delivery of this Agreement by each of the Parties does not, and the performance of this Agreement by the Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Parties does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of any of the Parties, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to any of the Parties.

            2.3 Effectiveness of Representations and Warranties. Each of the Parties' representations and warranties contained in this Agreement are true and correct.

      3. Miscellaneous Provisions.

            3.1 This Agreement constitutes the complete and exclusive agreement of the Parties.

            3.2 The Parties understand that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other Party or to any third party.

            3.3 Each of the Parties declares and represents that no promise, inducement or agreement which is not specifically provided in this Agreement has been made by any Party to this Agreement; that this Agreement contains the entire agreement among the Parties; and that the terms of this Agreement cannot be modified except in writing signed by all Parties hereto.

            3.4 Each of the Parties agrees not to disclose to or discuss with any person, except as where such disclosure may be required by law, court order, government agency request or subpoena, or in connection with a legal proceeding, the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.


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

            3.5 This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Washington, without reference to its conflicts of law rules.

            3.6 Any dispute between the Parties pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration Association. The Parties agree that any arbitration proceeding shall be conducted in Seattle, Washington, and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the Parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each Party retains the right to seek judicial assistance (a) to compel arbitration, (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

            3.7 No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

            3.8 All notices, demands and communications hereunder shall be in writing and personally delivered or sent by first class mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the addresses set forth below, or at such other address as any Party shall have furnished to the other party in writing, or shall be given by telegram, telex, facsimile transmission, overnight courier or hand delivery, in any case to be effective when received, provided that actual receipt shall constitute notice regardless of method of delivery.

         If to RWNT:           Reality Wireless Networks, Inc.
                               7235 North Creek loop
                               Gig Harbor, WA  98335
                               (253) 853-3632 tel

         With a copy to:       David M. Otto
                               The Otto Law Group, PLLC
                               900 Fourth Ave., Suite 3140
                               Seattle, WA 98164


         If to Merrill:        Joseph R. Kafka, Esq.
                               Law Offices of Joseph R. Kafka
                               1541 The Almeda
                               San Jose, CA 95126


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

            3.9 If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Agreement and any other application of such term or provision shall not be affected or invalidated thereby.

            3.10 This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                          REALITY WIRELESS NETWORKS, INC.




                                          --------------------------------
                                          Name:  Steve Careaga
                                          Title: Chief Executive Officer



                                          MERRILL COMMUNICATIONS, LLC



                                          --------------------------------
                                          Name:
                                          Title:


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


                                    Exhibit A
                                    ---------

                 Stipulation for Entry of Judgment Upon Default

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